Exhibit 10.19
THIRD AMENDMENT OF
LOAN AGREEMENT
     THIS THIRD AMENDMENT OF LOAN AGREEMENT (“Amendment”) is made this 29th day of September, 2006 among Summit Hotel Properties, LLC, a South Dakota limited liability company (“Borrower”), First National Bank of Omaha, a national banking association (“First National”) as a Lender, Administrative Agent and Collateral Agent for the Lenders, M & I Marshall & Ilsley Bank, a national banking association (“M & I”), Bank Midwest, N.A. (“Bank Midwest”), Crawford County Trust & Savings, a state banking association (“Crawford”), Quad City Bank & Trust Co., a state banking association (“Quad City”), Bremer Bank, National Association, a national banking association (“Bremer”) and Bankers Trust Company, N.A. (“Bankers Trust”), and amends that certain Loan Agreement dated June 24, 2005 among Borrower, First National, M & I and Bank Midwest (“Loan Agreement”).
     WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, First National, M & I and Bank Midwest extended the Loans to Borrower more fully described in the Loan Agreement;
     WHEREAS, pursuant to that certain First Amendment of Loan Agreement dated November 30, 2005, Crawford, Quad City and Bremer were added as Lenders under the Loan Agreement in the amount of their respective Commitments;
     WHEREAS, pursuant to that certain Second Amendment of Loan Agreement dated April 4, 2006, Bankers Trust was added as a Lender under the Loan Agreement in the amount of its Commitment;
     WHEREAS, the Termination Date as defined in the Loan Agreement is June 24, 2007, and Borrower has requested, and Lenders have agreed, to extend the Termination Date to June 24, 2008.
     WHEREAS, the parties hereto agree to amend the Loan Agreement as provided for in this Amendment.
     NOW, THEREFORE, in consideration of the amendments to the Loan Agreement provided for below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:
     1. Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement, unless specifically defined herein.
     2. The definition of the term “Termination Date” in Exhibit A of the Loan Agreement is hereby amended by deleting the reference to June 24, 2007 and inserting in lieu thereof June 24, 2008.
     3. Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and affirmed by Borrower. To the extent necessary, the other Loan Documents are hereby amended to be consistent with the terms of this Amendment.

     4. Borrower certifies and reaffirms by its execution hereof that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true as of this date, and that no Event of Default under the Loan Agreement or any other Loan Document, and no event which, with the giving of notices or passage of time or both, would become such an Event of Default, has occurred as of execution hereof.
     5. This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

FIRST NATIONAL BANK OF OMAHA

/s/ Marc. T. Wisdom

By:	Marc T. Wisdom
Title:	Second Vice President

SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company, by its Company Manager, THE SUMMIT GROUP, INC.

By:	/s/ Kerry W. Boekelheide Kerry W. Boekelheide,
President